EXHIBIT 99.1

Qumu Reports Third Quarter 2019 Results
6% Year-to-Date Revenue Increase and 51% Adjusted EBITDA Improvement Underpin Return to Growth
Reiterates Revenue and Adjusted EBITDA Financial Guidance for 2019

Conference Call Today, October 31, 2019 at 4:30 p.m. ET

Minneapolis, MN – October 31, 2019 – Qumu Corporation (NASDAQ: QUMU) today reported financial results for the third quarter and nine months ended September 30, 2019. The Company reported third quarter revenue of $6.7 million, net loss of $(221,000), adjusted EBITDA, a non-GAAP measure, of $(535,000), and ended the quarter with cash of $7.5 million. Compared to the corresponding first nine months of 2018, year-to-date 2019 gross profit improved $2.5 million as revenue grew $1.0 million, or 6%, and gross margin percentage increased 10%. Further, adjusted EBITDA, a non-GAAP measure, improved $1.8 million, or 51%. Qumu management also reiterated its revenue and adjusted EBITDA financial guidance for the year ending December 31, 2019.

Management Commentary
“Qumu’s growth in the third quarter was driven by large enterprise customers investing in major expansions,” said Vern Hanzlik, Qumu’s President and CEO. “Our customers are experiencing an explosion of video content and traffic across their global networks. This rapid expansion will only intensify with the ongoing migration toward Self-Service video streaming options, which Qumu enables by transforming a Zoom, WebEx, Teams or other video conferencing system into a video recording and broadcasting tool.”

"On the financial side, Q3 was a solid quarter for Qumu during which we regained much of the momentum we generated at the start of 2019,” added Hanzlik. “With these strong results, we are reiterating our revenue and adjusted EBITDA guidance for 2019. Our confidence is further supported by several key factors, including two major deals already secured in the fourth quarter as well as a robust sales pipeline and customer retention of 94%, an all-time high. In addition, our BT partnership is already producing encouraging early results as we received our first two purchase orders through that new channel at the start of the current quarter.”

Third Quarter 2019 Financial Highlights
Third quarter 2019 revenue was $6.7 million, compared to $5.7 million for the third quarter 2018, and net loss was $(221,000), or $(0.02) loss per basic share or $(0.11) loss per diluted share, compared to net income of $2.4 million, or $0.25 income per basic and diluted share, for the third quarter 2018. Third quarter 2019 adjusted EBITDA was $(535,000), compared to adjusted EBITDA of $(801,000) for the third quarter 2018. The revenue growth of $1.0 million and improved gross margin for the third quarter 2019 resulted in a $1.1 million increase in gross profit compared to the third quarter 2018.

Significantly impacting the $(0.36) decrease in diluted earnings per share compared to the 2018 third quarter was the inclusion of a large gain on the sale of BriefCam, Ltd. and loss on extinguishment of debt in the 2018 third quarter and the dilutive effect of the Company’s warrants on 2019 third quarter loss per diluted share. Net income in the 2018 third quarter was favorably impacted by the inclusion of $5.3 million of other income (pre-tax), or approximately $0.56 (pre-tax) per diluted share, relating to the $6.5 million gain on the sale of BriefCam, Ltd., partially offset by a loss on extinguishment of debt of $1.2 million incurred with the paydown of the Company's term debt by $6.0 million in principal and $463,000 in accrued interest from the proceeds of the BriefCam sale. In accordance with generally accepted accounting principles, loss per diluted share for the third quarter 2019 was impacted by the exclusion of $973,000 of income, resulting in the exclusion of $0.09 of income per diluted share, related to the change in the fair value of the Company's warrant liability during the quarter.

Nine Month 2019 Financial Highlights
For the nine months ended September 30, 2019, revenue was $19.1 million, compared to $18.1 million for the corresponding 2018 period, and net loss was $(4.8) million, or $(0.49) loss per basic and diluted share, compared to $(3.7) million, or $(0.39) loss per basic and diluted share, for the nine months ended September 30, 2018. For the nine months ended September 30, 2019, adjusted EBITDA was $(1.8) million, an improvement from adjusted

EBITDA of $(3.6) million for the nine months ended September 30, 2018. The revenue growth of $1.0 million and improved gross margin for the nine months ended September 30, 2019 resulted in a $2.5 million increase in gross profit compared to the nine months ended September 30, 2018.

Significantly impacting the $(0.10) increase in diluted loss per share compared to the nine months ended September 30, 2018 was the inclusion in the 2018 period of $5.3 million of other income (pre-tax), or approximately $0.56 (pre-tax) per diluted share, relating to the $6.5 million gain on the sale of BriefCam, Ltd., partially offset by a loss on extinguishment of debt of $1.2 million incurred with the paydown of the Company's term debt by $6.0 million in principal and $463,000 in accrued interest from the proceeds of the BriefCam sale.

Other Financial Highlights

•
Software license and appliance revenue was $2.0 million and $1.0 million for the three months ended September 30, 2019 and 2018, respectively, and $3.7 million and $4.3 million for the nine months ended September 30, 2019 and 2018, respectively.

•
Subscription, maintenance and support revenue was $4.2 million and $4.1 million for the three months ended September 30, 2019 and 2018, respectively, and $13.9 million and $12.3 million for the nine months ended September 30, 2019 and 2018, respectively.

•
Gross margin was 70% for the third quarter 2019, compared to 63% for third quarter 2018, and 73% for the nine months ended September 30, 2019, compared to 63% for the nine months ended September 30, 2018.

•	Cash and cash equivalents totaled $7.5 million as of September 30, 2019, compared to $7.3 million as of June 30, 2019 and $8.6 million as of December 31, 2018.

•	Customer retention continued to build steadily, reaching a new record of 94% during the three months ended September 30, 2019.

Business Outlook
The Company is reiterating its previously issued revenue and adjusted EBITDA financial guidance for 2019:

•	Revenue for 2019 is expected to be approximately $27 million. Gross margin percentage is expected to be in the high 60s to low 70s.

•
Net loss for 2019 is expected to be approximately $(5.5) million, which differs from previous guidance of $(5.1) million, due to management's expectation of an increase in the fair value of the Company's warrant liability during the balance of the year. Adjusted EBITDA for 2019 is expected to be approximately $(1.5) million, the same as previously issued guidance. Forecasted adjusted EBITDA for 2019 excludes forecasted interest expense of approximately $1.0 million, income tax benefit of approximately $(0.2) million, depreciation expense of approximately $0.3 million, amortization of acquired intangible assets of approximately $1.2 million, stock-based compensation of approximately $0.8 million, other income of approximately $(0.1) million and increase in warrant liability of approximately $1.0 million.

The Company had previously provided guidance for 2019 annual contract value (ACV) bookings growth. As the Company’s business has transitioned, beginning in 2018 and more significantly in 2019, to a deal-specific, customer-driven mix of on-premise and Software-as-a-Service (SaaS) solutions, ACV bookings has become an increasingly less predictable and relevant metric by which to judge the performance of the Company during a given period. Although ACV bookings are expected to grow in 2019 in the range of 6% to 10% as compared to 2018, management believes that ACV bookings is no longer relevant as a measure of customer adoption of the Company’s technology or as a measure of the Company’s financial performance, particularly as compared to revenue and adjusted EBITDA. Accordingly, the Company will no longer be providing ACV bookings guidance for 2019. Management will continue to be focused on revenue growth and adjusted EBITDA improvement in 2019 as these are the key indicators and drivers of the Company’s financial performance.

Conference Call
Qumu President and CEO Vern Hanzlik and CFO Dave Ristow will host a conference call today (October 31, 2019) at 4:30 p.m. Eastern time, followed by a question and answer period.

U.S. Dial-In Number: 877-456-6914
International Dial-In Number: 929-387-3794

Investors can also access a webcast of the live conference call by linking through the Investor Relations section of the Qumu website at https://qumu.com/en/investor-relations/. The webcast will be archived on Qumu’s website for one year.

Non-GAAP Information
To supplement the Company's condensed consolidated financial statements presented on a GAAP basis, the Company uses adjusted EBITDA, a non-GAAP measure, which excludes certain items from net income (loss), a GAAP measure. Adjusted EBITDA excludes items related to interest income and expense, the impact of income-based taxes, depreciation and amortization, stock-based compensation, change in fair value of warrant liabilities, foreign currency gains and losses, and other non-operating income and expenses.

The Company uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the Company’s performance. The Company believes that adjusted EBITDA is useful to investors because it provides supplemental information that allows investors to review the Company's results of operations from the same perspective as management and the Company's board of directors. Non-GAAP results are presented for supplemental informational purposes only for understanding our operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

See the attached Supplemental Financial Information for a reconciliation of net income (loss), a GAAP measure, to adjusted EBITDA, a non-GAAP measure, for the three and nine months ended September 30, 2019 and 2018.

Forward-Looking Statements
This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” or “estimate” or comparable terminology are intended to identify forward-looking statements. Such forward-looking statements include, for example, statements about: the Company’s future revenue and operating performance, cash balances, future product mix or the timing of recognition of revenue and the demand for the Company’s products or software. The statements made by the Company are based upon management’s current expectations and are subject to certain risks and uncertainties that could cause the actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and other factors set forth in the Company’s filings with the Securities and Exchange Commission.

About Qumu
Qumu Corporation (Nasdaq: QUMU) is the leading provider of best-in-class tools to create, manage, secure, distribute and measure the success of live and on-demand video for the enterprise. Backed by the most trusted and experienced team in the industry, the Qumu platform enables global organizations to drive employee engagement, increase access to video, and modernize the workplace by providing a more efficient and effective way to share knowledge.

Company Contact:
Dave Ristow
Chief Financial Officer
Qumu Corporation
Dave.Ristow@qumu.com
+1.612.638.9045

Investor Contact:
Matt Glover or Tom Colton
Gateway Investor Relations
QUMU@gatewayir.com
+1.949.574.3860

QUMU CORPORATION
Condensed Consolidated Statements of Operations
(unaudited - in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues:
Software licenses and appliances	$1,962	$985	$3,656	$4,303
Service	4,709	4,668	15,478	13,807
Total revenues	6,671	5,653	19,134	18,110
Cost of revenues:
Software licenses and appliances	719	504	1,366	1,643
Service	1,294	1,611	3,747	4,990
Total cost of revenues	2,013	2,115	5,113	6,633
Gross profit	4,658	3,538	14,021	11,477
Operating expenses:
Research and development	1,849	1,617	5,361	5,159
Sales and marketing	2,083	1,796	6,647	6,388
General and administrative	1,673	1,608	4,998	5,536
Amortization of purchased intangibles	168	224	587	680
Total operating expenses	5,773	5,245	17,593	17,763
Operating loss	(1,115)	(1,707)	(3,572)	(6,286)
Other income (expense):
Gain on sale of BriefCam, Ltd.	41	6,502	41	6,502
Loss on extinguishment of debt	—	(1,189)	—	(1,189)
Interest expense, net	(235)	(262)	(654)	(1,616)
Decrease (increase) in fair value of warrant liability	973	(401)	(752)	(292)
Other, net	(3)	(78)	32	(481)
Total other income (expense), net	776	4,572	(1,333)	2,924
Income (loss) before income taxes	(339)	2,865	(4,905)	(3,362)
Income tax expense (benefit)	(118)	469	(133)	303
Net income (loss)	$(221)	$2,396	$(4,772)	$(3,665)

Net income (loss) per share – basic:
Net income (loss) per share – basic	$(0.02)	$0.25	$(0.49)	$(0.39)
Weighted average shares outstanding – basic	9,913	9,559	9,822	9,472
Net income (loss) per share – diluted:
Income (loss) attributable to common shareholders	$(1,194)	$2,396	$(4,772)	$(3,665)
Net income (loss) per share – diluted	$(0.11)	$0.25	$(0.49)	$(0.39)
Weighted average shares outstanding – diluted	10,413	9,709	9,822	9,472

QUMU CORPORATION
Condensed Consolidated Balance Sheets
(unaudited - in thousands)

Assets	September 30, 2019	December 31, 2018
Current assets:
Cash and cash equivalents	$7,525	$8,636
Receivables, net	4,202	6,278
Contract assets	1,330	485
Income taxes receivable	274	327
Prepaid expenses and other current assets	1,752	2,192
Total current assets	15,083	17,918
Property and equipment, net	633	545
Right of use assets – operating leases	1,783	—
Intangible assets, net	3,279	4,247
Goodwill	6,748	6,971
Deferred income taxes, non-current	45	55
Other assets, non-current	602	544
Total assets	$28,173	$30,280
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and other accrued liabilities	$3,286	$2,838
Accrued compensation	817	1,548
Deferred revenue	9,050	9,672
Operating lease liabilities	465	—
Deferred rent	—	45
Financing obligations	214	152
Term loan	3,834	—
Warrant liability	3,550	2,798
Total current liabilities	21,216	17,053
Long-term liabilities:
Deferred revenue, non-current	1,768	1,672
Income taxes payable, non-current	580	563
Deferred tax liability, non-current	—	2
Operating lease liabilities, non-current	1,735	—
Deferred rent, non-current	—	302
Financing obligations, non-current	104	57
Term loan, non-current	—	3,431
Other liabilities, non-current	—	195
Total long-term liabilities	4,187	6,222
Total liabilities	25,403	23,275
Stockholders’ equity:
Common stock	99	96
Additional paid-in capital	69,705	69,072
Accumulated deficit	(63,457)	(58,875)
Accumulated other comprehensive loss	(3,577)	(3,288)
Total stockholders’ equity	2,770	7,005
Total liabilities and stockholders’ equity	$28,173	$30,280

QUMU CORPORATION
Condensed Consolidated Statements of Cash Flows
(unaudited - in thousands)

	Nine Months Ended September 30,
	2019	2018
Operating activities:
Net loss	$(4,772)	$(3,665)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,170	1,924
Stock-based compensation	644	767
Accretion of debt discount and issuance costs	403	1,194
Gain on sale of BriefCam, Ltd.	(41)	(6,502)
Loss on debt extinguishment	—	1,189
Gain on lease modification	(21)	—
Loss on lease contract termination	—	177
Increase in fair value of warrant liability	752	292
Deferred income taxes	8	(99)
Changes in operating assets and liabilities:
Receivables	2,038	1,363
Contract assets	(845)	394
Income taxes receivable / payable	62	357
Prepaid expenses and other assets	573	291
Accounts payable and other accrued liabilities	546	(2,082)
Accrued compensation	(732)	(857)
Deferred revenue	(431)	2,283
Deferred rent	—	(121)
Other non-current liabilities	(24)	98
Net cash used in operating activities	(670)	(2,997)
Investing activities:
Proceeds from sale of BriefCam, Ltd.	41	9,678
Purchases of property and equipment	(137)	(116)
Net cash provided by (used in) investing activities	(96)	9,562
Financing activities:
Proceeds from term loan and warrant issuance	—	10,000
Principal payments on term loans	—	(14,000)
Payments for term loan issuance costs	—	(1,308)
Principal payments on financing obligations	(242)	(329)
Proceeds from employee stock plans	46	—
Common stock repurchases to settle employee withholding liability	(54)	(28)
Net cash used in financing activities	(250)	(5,665)
Effect of exchange rate changes on cash	(95)	(91)
Net increase (decrease) in cash and cash equivalents	(1,111)	809
Cash and cash equivalents, beginning of period	8,636	7,690
Cash and cash equivalents, end of period	$7,525	$8,499

QUMU CORPORATION
Supplemental Financial Information
(unaudited - in thousands)

A summary of revenue is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Software licenses and appliances	$1,962	$985	$3,656	$4,303
Service
Subscription, maintenance and support	4,166	4,091	13,883	12,251
Professional services and other	543	577	1,595	1,556
Total service	4,709	4,668	15,478	13,807
Total revenue	$6,671	$5,653	$19,134	$18,110

A reconciliation from GAAP results to adjusted EBITDA is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income (loss)	$(221)	$2,396	$(4,772)	$(3,665)
Interest expense, net	235	262	654	1,616
Income tax expense (benefit)	(118)	469	(133)	303
Depreciation and amortization expense:
Depreciation and amortization in cost of revenues	—	2	—	7
Depreciation and amortization in operating expenses	84	63	243	358
Total depreciation and amortization expense	84	65	243	365
Amortization of intangibles included in cost of revenues	109	288	340	879
Amortization of intangibles included in operating expenses	168	224	587	680
Total amortization of intangibles expense	277	512	927	1,559
Total depreciation and amortization expense	361	577	1,170	1,924
EBITDA	257	3,704	(3,081)	178
Gain on sale of BriefCam, Ltd.	(41)	(6,502)	(41)	(6,502)
Loss on extinguishment of debt	—	1,189	—	1,189
Increase (decrease) in fair value of warrant liability	(973)	401	752	292
Other (income) expense, net	3	78	(32)	481
Stock-based compensation expense:
Stock-based compensation included in cost of revenues	6	8	20	26
Stock-based compensation included in operating expenses	213	321	624	741
Total stock-based compensation expense	219	329	644	767
Adjusted EBITDA	$(535)	$(801)	$(1,758)	$(3,595)